Exhibit 10.1

AMENDMENT TO NOTICE OF AWARD – RFA 10-05A - CIRM Disease Team
Therapy Development Awards - Part II Research Award

California Institute for Regenerative Medicine

Amendment Number: 03

Amendment Date: 12/11/17

Award Number:	DR2A-05735	Total Award Amount:	$14,405,857
Awardee Name:	Capricor, Inc	Project Period Start Date: Project Period End Date:	01/01/2013 11/30//2017
Principal Investigator or Program Director:	Rachel Ruckdeschel Smith
Project Title:	Allogeneic Cardiac-Derived Stem Cells for Patients Following a Myocardial Infarction

Authorized Organization Official and Address:	Official and Address to Receive Payments:
AJ Bergmann VP of Finance 8840 Wilshire Blvd. 2nd Floor Beverly Hills, CA 90211	AJ Bergmann VP of Finance 8840 Wilshire Blvd., 2nd Floor Beverly Hills, CA 90211

This award is closed, effective 11/30/2017, based on the completion of the final Operational Milestone (Operational Milestone #6 “File final Clinical Study Report”). CIRM recognizes that Capricor, Inc. has abandoned the CIRM-Funded Project as noted in the Notice of Abandonment letter from Capricor, Inc. to CIRM dated 11/17/2017. As such, pursuant to Section 4.10 of the Loan Agreement between CIRM and Capricor, Inc. and Article VII, Section I of the CIRM Loan Administration Policy, Capricor, Inc.’s Loan Balance is forgiven, subject to reinstatement pursuant to those provisions. No expenses may be incurred after 11/30/2017, and any unexpended funds shall be returned to CIRM. A Final Operational Milestone Financial Report is due by 02/01/2018.

/s/ Maria T. Millan, M.D.

Maria T. Millan, M.D.

President and CEO, CIRM

/s/ Rachel Ruckdeschel Smith

Rachel Ruckdeschel Smith

Principal Investigator, Capricor, Inc

/s/ AJ Bergmann

Awardee Authorized Signatory, Capricor, Inc